Exhibit 10.1

IMMUCOR, INC.

RESTRICTED STOCK AGREEMENT

2005 LONG TERM INCENTIVE PLAN

                THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of «GrantDate», is by and between IMMUCOR, INC., a Georgia corporation (the “Company”), and «Name» (the “HOLDER”).

                The duly appointed committee of the Board of Directors of the Company (the “Committee”) has determined that the Holder is to be granted a restricted stock award (the “Restricted Stock Award”) under the Company’s 2005 Long Term Incentive Plan (the “Plan”), on the terms and conditions set forth herein, for a specified number of shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”), as additional incentive for the Holder’s services and as an inducement to the continued services by the Holder to the Company.

                NOW, THEREFORE, the Company and the Holder hereby agree as follows:

1.             Grant of Restricted Stock Award.  The Restricted Stock Award grants the Holder «Total_Shares» shares of Common Stock (the “Restricted Shares”). The Restricted Shares are granted pursuant to the Plan and are subject to the terms and conditions thereof, which are incorporated herein by this reference.  To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall govern.  The Holder hereby acknowledges receipt of, or access to, a copy of the Plan.

2.             Grant Date.  The Restricted Stock Award was granted on the date of this Agreement stated above (the “Grant Date”).

3.             Restrictions on Transfer.  On and after the Grant Date and until each portion of the Restricted Shares vests as provided in Section 4 hereof, the Holder shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of that portion of the Restricted except pursuant to a Qualified Domestic Relations Order (the “Restrictions”).

4.             Vesting of Restricted Shares.  Subject to Sections 8.1 through 8.3 of the Plan, the Restrictions on the Restricted Shares will lapse in installments, and portions of the Restricted Shares will thereby vest in amounts and on the dates set forth on Exhibit A hereto.  The Committee shall have the power, in its sole discretion, to accelerate the vesting of all or a portion of the Restricted Shares, to waive any Restriction with respect to any part or all of the Restricted Shares, or to waive the forfeiture of the Restricted Shares and to retain restrictions on Restricted Shares that would have been forfeited pursuant to the terms of the Plan and the terms of this Agreement.

5.             Forfeiture of Restricted Shares.  The Restricted Shares will be forfeited upon a Termination of Employment to the extent provided in Section 8.3(4) of the Plan.

6.             Withholding.  In accordance with the Plan, including but not limited to Section 13.6 of the Plan, Holder must pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to the income realized by Holder in connection with the ownership of the Restricted Shares.  In connection therewith, and without limiting any of the Company’s rights under the Plan:

(a)           the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Holder, including but not limited to salary payments; and

(b)           Holder hereby authorizes the Company, at the Company’s election, to transfer to the Company shares of Stock owned by Holder (including but not limited to Restricted Shares) with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.  In connection with such authorization Holder hereby constitutes and appoints each of the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to cause the transfer to the Company of such Restricted Shares or other shares together with all dividends, income, cash, options, warrants, rights, instruments and other property, interests or proceeds from time to time in effect, received, receivable or otherwise distributed in respect of, or in exchange, replacement, renewal or substitution for, any or all of those Restricted Shares or other shares; and Holder acknowledges that such appointment is being made in connection with a grant of Restricted Stock under the Plan, is coupled with an interest and is therefore irrevocable.

7.             Legends and Restrictions.  If a share certificate is issued evidencing the Restricted Shares, such certificate shall be registered in the name of the Holder but shall be held in custody by the Company, and such share certificate may contain such legends as may be appropriate to evidence restrictions imposed under applicable state corporation and securities laws, and under the Plan and this Agreement.  If a share certificate is not issued evidencing the Restricted Shares but the Restricted Shares are otherwise registered in the Company’s stock transfer records, the Restricted Shares shall be registered in the name of the Holder but the Company shall be authorized to put in place such procedures as will require the above restrictions to be honored by the transfer agent for the Stock.

8.             Adjustment in Number of Shares.  The number of Restricted Shares shall be subject to adjustment for stock dividends, stock splits, or similar corporate changes involving the Common Stock to the extent set forth in Section 4.5 of the Plan.

                9.             Change in Control.  In the event of a Change in Control (as defined in Section 2.7 of the Plan), Article XI of the Plan shall govern.

10.           Investment Representations.

(a)           The Holder acknowledges that, unless and until the Company notifies the Holder otherwise, the issuance of the Restricted Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws.

(b)           The Holder acknowledges that the Company may delay the issuance of the Restricted Shares, the delivery of certificates for the Restricted Shares, and the release of any restrictions on the transfer of the Restricted Shares for such time as the Company deems necessary or desirable to enable the Company to comply with (i) the requirements of the Securities Act or the Securities Exchange Act or 1934, as amended, or any rules or regulations of the Securities and Exchange Commission or any stock exchange promulgated thereunder; or (ii) the requirements of applicable state laws relating to authorization, issuance or sale of such securities.  The Holder shall provide such information as the Company deems necessary or desirable to secure such compliance.

11.           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by fax transmission or by mail, to the following address:

To Holder:	At the address shown under the Holder’s signature below.

To the Company:	Immucor, Inc.
3130 Gateway Drive
PO Box 5625
Norcross, Georgia 30091-5625
FAX: (404) 242-8930
Attention: Chief Financial Officer

or at such other address or fax number as the parties hereto shall have last designated by notice to the other party.  Any notice given by personal delivery or mail shall be deemed to have been delivered on the date of receipt of such delivery at such address; and any notice given by fax transmission shall be deemed to have been delivered on the date of transmission if received during business hours on a business day, or the next business day after transmission if received after business hours on a business day or at any time on a non-business day.

12.           Failure to Enforce Not a Waiver.  The failure of the Company or the Holder to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provisions or of any other provision hereof.

13.           Amendments.  This Agreement may be amended or modified only by an instrument in writing signed by the Holder and an authorized representative of the Company.  Except as provided in Section 16 hereof, no third party shall be entitled to claim the benefit of or enforce this Agreement.

14.           Governing Law.  This Agreement has been entered into, and shall be governed by and construed according to the laws of the State of Georgia, without regard to the conflicts of law rules thereof.

15.           Regulatory Approvals.  The vesting of the Restricted Shares shall be subject to the condition that if at any time the Committee or the Company shall determine in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration, or qualification of any shares of Stock upon any securities exchange or quotation system or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such vesting, then in any such event such vesting shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent, or approval shall have been effected or obtained.

16.           Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of the Company, and such persons as may be permitted to succeed to the rights of the Holder hereunder with respect to the Restricted Shares.  The parties shall take such steps as reasonably may be necessary, including but not limited to the execution and delivery of an agreement or replacement of this Agreement, to give effect to the provisions of this Section 16 in a way that the relative benefits and obligations of the parties (and their successors and assigns) under this Agreement are preserved as closely as possible.

17.           Defined Terms.  Capitalized terms used in this Agreement but not defined in this Agreement will have the meanings given in the Plan.

                The parties hereto have executed this Agreement as of the day and year first written above.

IMMUCOR, INC.

By:

(Holder Signature)

Name:

Address:

Fax (if any):

EXHIBIT A

Restricted Stock Agreement Dated As of «GrantDate»

Lapse of Restrictions - Vesting Schedule

Subject to the other terms of this Agreement, the Restrictions on the Restricted Shares shall lapse on a certain percentage of the Restricted Shares, and that portion of the Restricted Shares will thereby vest, on the following schedule:

Restrictions will lapse on 20% of the Restricted Shares on «DateYr1».

Restrictions will lapse on 20% of the Restricted Shares on «DateYr2».

Restrictions will lapse on 20% of the Restricted Shares on «DateYr3».

Restrictions will lapse on 20% of the Restricted Shares on «DateYr4»

Restrictions will lapse on 20% of the Restricted Shares on «DateYr5».